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                                                                   Exhibit 10.4

                   COMPLETE AND PERMANENT WAIVER, RELEASE AND
                              SEVERANCE AGREEMENT

         This Complete and Permanent Release and Severance Agreement ("Agreement") is entered into by and between INTREPID CAPITAL CORPORATION and its parent(s), subsidiaries, affiliates, franchisees, related entities, successors, and its past and present employees, directors, officers, attorneys, executors, and assigns ("Intrepid Capital Corporation" or "COMPANY" or "Released Parties") and MICHAEL J. WALLACE on behalf of his/herself, his/her spouse, heirs, successors, assigns, executors and representatives of any kind, if any ("EMPLOYEE").

                                    RECITALS

         WHEREAS, EMPLOYEE was employed by COMPANY and

         WHEREAS, EMPLOYEE resigns EMPLOYEE'S employment with COMPANY; and

         WHEREAS, EMPLOYEE wishes to waive, release and settle any claims related to or arising out of EMPLOYEE'S employment with COMPANY; and

         WHEREAS, COMPANY denies any allegations of wrongful or illegal action related to or arising out of EMPLOYEE'S employment with the COMPANY; and

         WHEREAS, COMPANY and EMPLOYEE desire to sever and resolve their relationship amicably, including but not limited to all disputed matters arising during and out of EMPLOYEE'S employment with COMPANY;

         NOW, THEREFORE, in consideration of the foregoing and of the terms, conditions and agreements hereinafter set forth, COMPANY and EMPLOYEE agree as follows:


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         1.       Termination from Employment. EMPLOYEE and COMPANY acknowledge that EMPLOYEE'S employment with COMPANY is, for purposes of this Agreement, terminated effective June 6, 2003.

Consideration Paid to EMPLOYEE. After EMPLOYEE executes this Agreement, COMPANY agrees and will pay to EMPLOYEE the amounts specified in this paragraph in exchange for EMPLOYEE executing this Complete and Permanent Waiver, Release and Severance Agreement and complying with the conditions set forth in this Agreement. This CONSIDERATION shall be paid to EMPLOYEE, provided EMPLOYEE executes and delivers this Agreement to COMPANY.

         2. EMPLOYEE will be paid six months of income ($6,750 per month) at her usual, yearly payment rate as consideration for EMPLOYEE executing this Agreement. EMPLOYEE further acknowledges that COMPANY is not legally bound to make this payment but for the execution of this Agreement. Outplacement services up to $500.00 by Career Florida.com of Jacksonville.

         3. Consideration Provided by EMPLOYEE. In exchange for the considerations provided in paragraph number "2" above, EMPLOYEE agrees to the following:

                  i. EMPLOYEE affirmatively acknowledges that EMPLOYEE remains bound by the terms of his/her
                           Confidentiality Agreement;

                  ii. Fulfill and honor all other promises, releases, waivers and obligations to which EMPLOYEE binds him/herself in this Agreement.

         4. General Release of All Claims by EMPLOYEE. In exchange for the extra consideration provided in paragraph number "2", EMPLOYEE hereby waives, releases and forever discharges COMPANY from any and all claims, demands, rights, liabilities

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and causes of action of any kind or nature, known or unknown, arising prior to or through the date this Agreement is executed. This waiver and release includes but is not limited to any claims, demands, rights, liabilities and causes of action arising out of or having any connection with EMPLOYEE'S employment with COMPANY or separation therefrom. EMPLOYEE also releases and waives any claim or right to further compensation, benefits, damages, penalties, attorneys' fees, costs or expenses of any kind.

         5. Specific Waiver and Release of All Claims by EMPLOYEE. The waiver and release in this Agreement specifically includes, but is not limited to, a release of any and all claims pursuant to any and all state and federal laws regarding employment and the termination thereof; the Americans with Disabilities Act, which prohibits discrimination against qualified individuals with a disability; Title VII of the Civil Rights Act of 1964, which prohibits discrimination and retaliation based on sex, race, color, national origin and religion; Executive Order 11246, which prohibits discrimination based on race, sex, and national origin; the Rehabilitation Act of 1973, which prohibits discrimination based on disability; the Reconstruction Era Civil Rights Acts, 42 U.S.C. ss.ss. 1981-1988, which prohibits discrimination on a number of bases, including race; the Civil Rights Act of 1991, which amended several of the previously listed statutes; state and federal family and/or medical leave acts, which provide for leaves of absences in certain circumstances; the Consolidated Omnibus Budget Reconciliation Act of 1985, which provides the opportunity for continuation of insurance in certain circumstances; the Employee Retirement Income Security Act of 1974, which regulates employee benefit plans; and any other federal, state or local laws or regulations of any kind,

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whether statutory or decisional. The specific release contained in this
Agreement also includes, but is not limited to, a release of all claims for any unlawful discrimination, constructive discharge, wrongful termination, failure to hire, retaliation, or any tort, breach of implied or express contract, defamation, misrepresentation, violation of public policy or invasion of privacy, and all claims that were raised or could have been raised arising from EMPLOYEE'S employment with COMPANY or separation therefrom. This release covers claims that EMPLOYEE knew about and those EMPLOYEE may not know about as well as both liquidated and unliquidated claims that arose up to and including the date this Agreement is executed. Notwithstanding the foregoing, this Agreement does not prevent EMPLOYEE, and no penalty or claim for breach of this Agreement can be made against EMPLOYEE, if EMPLOYEE files a charge or complaint, including a challenge to the validity of this Agreement, with the Equal Employment Opportunity Commission ("EEOC") or participates in any investigation or proceeding conducted by the EEOC, although this Agreement may serve as a bar preventing him from receiving further relief.

         6. Release by COMPANY of Claims Against EMPLOYEE. COMPANY hereby releases and forever discharges EMPLOYEE, EMPLOYEE'S attorneys, heirs and spouse from any and all claims, demands, rights, liabilities and causes of action of any nature, known or unknown arising prior to or through the date COMPANY executes this Agreement, including, but not limited to any claims in any way relating to EMPLOYEE'S employment with COMPANY.

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         7.       Return of COMPANY Information and Property. EMPLOYEE agrees that EMPLOYEE has returned or will immediately return to COMPANY all COMPANY Information and/or property.

         8. Confidentiality. EMPLOYEE agrees to keep the following information confidential.

                  a. EMPLOYEE agrees that EMPLOYEE will not divulge or give anyone or any entity any of the COMPANY'S Confidential Information obtained by EMPLOYEE during EMPLOYEE'S employment with COMPANY. Confidential Information means information, whether or not in written form, that (1) is not generally made available by COMPANY or is not otherwise available to the public; and (2) relates to COMPANY'S products, processes, or business. Confidential Information includes matters involving COMPANY'S business and affairs, including without limitation, information relating to COMPANY'S licensing agreements; COMPANY'S suppliers and manufacturers; its research, development, manufacturing, purchasing, distribution, sales and marketing; COMPANY'S information regarding distributors, customers, and competitors; and COMPANY'S business plans, pricing, other proprietary information, and trade secrets. It is the intent of this Agreement to broadly define the protected Confidential Information to include not only information normally referred to as a trade secret, but also all other confidential information relevant to the COMPANY'S business.

                  b. EMPLOYEE also agrees to keep this Agreement and its terms confidential and not to reveal the fact of the Agreement or it contents to anyone except EMPLOYEE'S spouse, attorney or financial consultant, taxing authorities or as otherwise

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required by law, except as necessary in an action against COMPANY to enforce this Agreement.

         9. No Disparagement. EMPLOYEE and COMPANY agree that they will not criticize or denigrate the other to any person, business or entity. The type of comments contemplated include, but are not limited to, any remark which may cause or tend to cause an adverse impact on the reputation or character of the other or cause a reasonable person in the community to negatively alter or change their opinion of the other.

         10. COBRA Right To Continue Health Benefits. EMPLOYEE acknowledges that EMPLOYEE has the right to elect to continue EMPLOYEE'S health insurance benefits under COBRA, and that if EMPLOYEE chooses to continue those benefits EMPLOYEE will be solely responsible for paying the cost of such benefits. Health coverage is covered for 6 months. After 6 months severance is complete, COBRA is available.

         11. No Lawsuits or Actions. EMPLOYEE represents and warrants that no court actions, charges of discrimination, administrative actions or other proceedings of any kind have been filed against COMPANY, or its past or present employees, that are currently pending before any federal, state or local administrative agency of any kind or court. EMPLOYEE agrees that EMPLOYEE will not file any further complaints, cases or charges asserting any claims released in this Agreement. EMPLOYEE further agrees that EMPLOYEE will reimburse and indemnify COMPANY for any expenses and legal fees incurred in defending any complaint, case or charge filed in violation of this paragraph or in an effort to assert claims released in this Agreement.

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         12.      No Assignment of Rights. EMPLOYEE represents that EMPLOYEE has not assigned, given or sold any portion of any claim discussed in this Agreement to anyone else.

         13. Applicable Law. This Agreement shall be governed and interpreted by Florida law. Any action to enforce this Agreement shall be brought in the courts for the State of Florida.

         14. Entire Agreement. This Agreement constitutes and contains the entire agreement between the COMPANY and EMPLOYEE concerning the subject matter of this Agreement and supersedes all prior negotiations, agreements or understandings between them concerning any of the provisions of this Agreement.

         15. Severability of Provisions. If any portion of this Agreement is found to be unenforceable, the COMPANY and EMPLOYEE agree that all other portions that can be separated from it, or appropriately limited in scope, shall remain fully valid and enforceable.

         16. Voluntary Waiver and Release. The COMPANY and EMPLOYEE understand that this Agreement contains a final general release and that each can make no further claims of any kind arising out of actions occurring through the date each executes this Agreement.

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                  IN WITNESS WHEREOF, the parties hereby have executed this
Agreement on the dates written below:




             /s/ Michael J. Wallace
         ----------------------------
             Michael J. Wallace      (EMPLOYEE)
         ----------------------------

         June 6, 2003
         ----------------------------
         Date:




         Intrepid Capital Corporation (Company)




             /s/ Mark F. Travis
         ----------------------------

         June 6, 2003
         ----------------------------
         Date:

         for Intrepid Capital Corporation (Company)